UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Greens Farms Road, 1st Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement

On February 3, 2023, BioSig Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 1,591,750 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $0.8588 per share, and warrants (the “Warrants”) to purchase up to 795,875 shares of Common Stock (the “Warrant Shares” and together with the Shares and Warrants, the “Securities”), at an exercise price of $0.7963 per share, that will become exercisable six months after the date of issuance and will expire five and one-half years following the date of issuance, in exchange for aggregate consideration of $1,366,994.90 (the “February PIPE”). The Securities were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

The Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type. The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

The foregoing summaries of the Purchase Agreement and the Warrants are not complete and are qualified in its entirety by reference to the full text of the form of the Purchase Agreement and the Warrants attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”).

Item 3.02             Unregistered Sales of Equity Securities.

As previously disclosed, on January 10, 2023, the Company entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company sold to the investors an aggregate of 2,178,316 shares of Common Stock at a purchase price of $0.57608 per share, and warrants to purchase up to 1,089,158 shares of Common Stock at an exercise price of $0.51358 per share, that will become exercisable six months after the date of issuance and will expire five and one-half years following the date of issuance, in exchange for aggregate consideration of $1,254,884.28 (the “January PIPE”).

Pursuant to certain tail provisions in an engagement agreement, dated October 11, 2022, the Company had entered into with Laidlaw & Company (UK) Ltd. (“Laidlaw”), the Company issued to Laidlaw (i) in connection with the January PIPE, a warrant to purchase 71,214 shares of Common Stock at an exercise price of $0.51358 per share (the “January Laidlaw Warrant”), and (ii) in connection with the February PIPE, the Company issued to Laidlaw a warrant to purchase 87,331 shares of Common Stock at an exercise price of $0.7963 per share (the “February Laidlaw Warrant” and collectively, the “Laidlaw Warrants”). The Laidlaw Warrants become exercisable six months after the date of issuance and will expire five and one-half years following the date of issuance. The Laidlaw Warrants were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

The foregoing summary of the Laidlaw Warrants are not complete and are qualified in its entirety by reference to the full text of the form of January Laidlaw Warrant and the form of February Laidlaw Warrant, which are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K.

In addition, the information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Securities incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
4.2	Form of January Laidlaw Warrant
4.3	Form of February Laidlaw Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: February 8, 2023	By: /s/ Kenneth L. Londoner Name: Kenneth L. Londoner Title: Executive Chairman